Exhibit 99.1

Contacts:

Elise Caffrey	Laura Jakosky
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3234
ecaffrey@irobot.com	ljakosky@irobot.com

iRobot Acquires Evolution Robotics, Inc.

Expands Position as Global Robotic Floor Care Market-Leader

BEDFORD, Mass., September 17, 2012 – iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced it has signed a definitive agreement to acquire privately-held Evolution Robotics, Inc. (ER), developer of Mint® and Mint® Plus automatic floor cleaning robots, based in Pasadena, California. The acquisition and the definitive agreement have been approved by the board of directors of iRobot and the board of directors and stockholders of ER. The acquisition, which is expected to close in the fourth quarter of 2012, expands iRobot’s technology leadership through a combination of intellectual property, engineering talent and new products that will broaden iRobot’s global portfolio of practical robotics solutions. iRobot will acquire ER for $74 million, subject to customary purchase price adjustments. iRobot will use its cash reserves to pay for the acquisition.

ER’s technology originated in 2001 in a technology company incubator. In 2010, ER launched Mint®, an automatic floor cleaning robot designed exclusively for hard surface floors, which offers a different approach to cleaning than iRobot’s current products. Mint automatically dusts and damp mops hard surface floors using popular cleaning cloths, such as Swiffer® brand Dry and Wet Cloths and other similar products. In 2011, ER expanded its product line with the introduction of Mint® Plus, an enhanced version. Both products have been available for purchase on ER’s website and from select U.S. retailers. Mint® provides iRobot with a complementary dry/wet floor cleaning solution ideally suited for maintenance of hard surfaces. Positive customer experience has driven strong revenue growth since its first product introduction in 2010. Mint® provides lower market entry points for customers with hard floors.

“Evolution Robotics’ products will expand our automated floor care offerings while its technology and intellectual property will bring visual navigation and simultaneous localization and mapping, among other technologies, which could be deployed in future iRobot products to deliver greater customer value,” said Colin Angle, iRobot chairman and CEO. “There are tremendous opportunities to leverage the strength of the iRobot brand and our sales and distribution network to expand Mint product sales around the world. Robotic floor cleaners are one of the fastest growing consumer products in the past few years and our retailers and distributors welcome opportunities to fuel that growth.”

“I am also pleased to announce that Paolo Pirjanian, CEO of Evolution Robotics, will be joining iRobot as Chief Technology Officer, continuing to be based in the Pasadena office. I have known Paolo for many years and his extensive experience as an industry-leading roboticist will greatly enhance our team,” Angle added.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

“I am very excited about Evolution Robotics and iRobot joining together as a formidable force in robotic technology and look forward to my new role as iRobot’s CTO,” said Paolo Pirjanian, CEO of Evolution Robotics, Inc.

The acquisition is expected to contribute additional revenue of $4-6 million in 2012 and $22-24 million in 2013. On a GAAP basis, iRobot expects the acquisition to be dilutive in 2012 and 2013, subject to final purchase price accounting determinations. The acquisition is expected to be accretive by Q4 2013, excluding non-cash charges, one-time charges and integration costs. Please refer to the supplemental data sheet attached hereto for detailed information about the financial impact of the transaction.

Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss the acquisition. Pertinent details include:

Date:	Tuesday, September 18, 2012
Time:	8:30 a.m. ET
Call-In Number:	847-413-3235
Passcode:	33337546

A live, audio broadcast of the conference call will also be available at

http://investors.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=4837280. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through September 25, and can be accessed by dialing 630-652-3042, passcode 33337546#.

About iRobot Corp.

iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its defense & security robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

About Evolution Robotics

Evolution Robotics, Inc., based in Pasadena, California, is the developer of Mint® and Mint® Plus automatic floor cleaning robots. Evolution Robotics was founded as an operating company of Idealab, a creator and operator of technology businesses, and has been funded by Vodafone Ventures Ltd, CMEA Ventures and Shea Ventures.

For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding the timing of the closing of the acquisition of Evolution Robotics, Inc., the impact of the acquisition on its products and product offerings and the demand for its products, and the impact of the acquisition on its future financial performance, anticipated revenue for fiscal year 2012 and fiscal year 2013, and earnings per share for fiscal year 2012 and fiscal year 2013. These statements are

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Supplemental Information*

(unaudited)

Deal Financial Highlights*:

–Cash purchase price of $74M (subject to working capital adjustments and other customary transaction price adjustments)

–Cash purchase price is 3.0x 2013 expected revenue with impact of federal net operating losses (NOLs), and 3.2x 2013 expected revenue without impact of NOLs

–Preliminary tax-effected net present value of ER’s NOLs of approximately $6M

–Acquisition expected to be accretive in Q4 2013, excluding non-cash charges, one-time charges and integration costs

–Estimated net revenue of $4-6M in Q4 2012 and $22-24M in 2013

–Estimated EPS impact of acquisition of ($0.18)-($0.22) in Q4 2012 and ($0.22)-($0.26) in 2013

–Estimated Adjusted EPS impact of acquisition of $(0.09)-($0.13) in Q4 2012 and ($0.06)-($0.10) in 2013.

See definition of Adjusted EPS impact below.

Other Information:

–ER domestic revenue is expected to be 97% of 2012 sales; limited International sales to date

–65% of ER’s 2012 revenue comes from current iRobot domestic accounts

–ER currently utilizes 2 contract manufacturers in China

–Pasadena, CA office will be maintained

*all financial data subject to purchase price accounting determinations and final closing details

Use of Non-GAAP Financial Measures

In evaluating this acquisition, iRobot considers and uses Adjusted EPS (earnings per share) impact as a supplemental measure of the impact. The Company defines Adjusted EPS impact as earnings per share impact excluding the impact of deal-related estimated intangible asset amortization, merger and acquisition expenses, ASC805 inventory accounting adjustments and non-cash stock compensation expense.

The term Adjusted EPS impact is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EPS impact has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EPS impact in isolation, or as a substitute for earnings (loss) per share or other consolidated income statement data prepared in accordance with U.S. GAAP. Other companies may calculate similar measure differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EPS impact only supplementally.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com